Exhibit 99.1

Wellspring Partners Ltd. and Subsidiary

Financial Report

December 31, 2006 and 2005

Wellspring Partners Ltd. and Subsidiary

Table of Contents

December 31, 2006 and 2005

Page
Independent Auditors’ Report	1

Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Statements of Changes in Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to the Consolidated Financial Statements	6 - 13

Independent Auditors’ Report

Board of Directors of

Wellspring Partners Ltd. and Subsidiary

We have audited the consolidated balance sheet of Wellspring Partners Ltd. and Subsidiary as of December 31, 2006 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Firm’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Wellspring Partners Ltd. and Subsidiary for the year ended December 31, 2005 were audited by Altschuler, Melvoin and Glasser LLP, certain of whose partners have become partners of McGladrey & Pullen, LLP. Altschuler, Melvoin and Glasser LLP’s report, dated January 19, 2006, expressed an unqualified opinion on those statements and is included at Exhibit 99.2 in this current report on Form 8KA.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wellspring Partners Ltd. and Subsidiary as of December 31, 2006, and its results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP
Chicago, Illinois
March 15, 2007

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Wellspring Partners Ltd. and Subsidiary

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets

Current assets
Cash and cash equivalents	$566,672	$1,763,453
Accounts receivable - trade (net of allowance of $50,000 and $25,000 in 2006 and 2005, respectively)	3,381,798	1,726,694
Notes receivable - stockholders	2,220,155
Prepaid and other assets	526,012	370,919
Prepaid retirement benefits	520,445	1,620,694
Income taxes refundable		67,266
Deferred tax asset	2,500	24,000

	7,217,582	5,573,026

Equipment (net of accumulated depreciation and amortization of $888,046 and $628,649)	1,064,199	609,819

Intangible assets (net of accumulated amortization of $87,744 and $63,257)	160,056	184,543
Goodwill	1,488,339

	1,648,395	184,543

	$9,930,176	$6,367,388

Liabilities and Stockholders’ Equity

Current liabilities
Trade payables and other liabilities	$3,432,315	$3,605,039
Accrued retirement benefits	680,000	458,663
Loan payable - minority interest holders	1,536,000
Unearned revenue	2,590,000
Deferred tax liability		104,000

	8,238,315	4,167,702

Long-term liabilities
Accrued pension liability	512,770	—

Stockholders’ equity
Common stock (no par value; 10,000 shares authorized; 6,124 and 5,384 shares issued and outstanding)	8,685,779	2,119,000
Accrued pension liability	(512,770)
Retained earnings	(6,993,918)	80,686

	1,179,091	2,199,686

	$9,930,176	$6,367,388

See accompanying notes.	2

Wellspring Partners Ltd. and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2006 and 2005

	2006	2005
Fees collected for professional services	$51,824,786	$34,360,536

Operating expenses
Principal salaries, staff salaries and incentives	17,003,547	10,979,501
Fringe benefits	2,499,952	1,310,390
Independent contractors	13,399,041	9,978,296
Other operating and administrative	8,059,957	4,737,569

	40,962,497	27,005,756

Income from operations before principal incentives, retirement plan provisions and income taxes	10,862,289	7,354,780

Principal incentives	(16,069,279)	(6,019,000)
Retirement plan provisions	(1,950,114)	(1,473,629)

Operating loss and loss before income taxes	(7,157,104)	(137,849)

Provision (benefit) for income taxes	(82,500)	25,900

Net loss	$(7,074,604)	$(163,749)

See accompanying notes.	3

Wellspring Partners Ltd. and Subsidiary

Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2006 and 2005

	Common Stock	Accumulated Other Comprehensive Loss	Retained Earnings	Totals
Balance, December 31, 2004	$75,000	$(312,757)	$244,435	$6,678

Issuance of stock	2,044,000			2,044,000

Comprehensive loss
Additional minimum pension liability		312,757		312,757
Net income			(163,749)	(163,749)

Comprehensive income				149,008

Balance, December 31, 2005	2,119,000	—	80,686	2,199,686

Issuance of stock	7,616,779			7,616,779

Subscription receivable	(1,050,000)			(1,050,000)

Comprehensive income
Additional minimum pension liability		(512,770)		(512,770)
Net loss			(7,074,604)	(7,074,604)

Comprehensive loss				(7,587,374)

Balance, December 31, 2006	$8,685,779	$(512,770)	$(6,993,918)	$1,179,091

See accompanying notes.	4

Wellspring Partners Ltd. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2006 and 2005

	2006	2005
Operating activities
Net loss	$(7,074,604)	$(163,749)
Issuance of stock grant	5,414,941	714,000
Deferred income taxes	(82,500)	91,000
Accrued rent	(8,272)	6,746
Depreciation	259,397	197,715
Amortization	24,487	24,486
Bad debt expense	25,000
Changes in
Accounts receivable - trade	(1,680,104)	(687,747)
Income taxes refundable	67,266	(53,266)
Prepaid expenses	945,156	(1,742,433)
Trade payables and other liabilities	474,391	1,971,695
Income taxes payable		(28,341)

Net cash provided by (used in) operating activities	(1,634,842)	330,106

Investing activities
Acquisition of equipment	(713,777)	(258,285)

Net cash used in investing activities	(713,777)	(258,285)

Financing activities
Issuance of stock	1,151,838	1,330,000

Net cash provided by financing activities	1,151,838	1,330,000

Increase (decrease) in cash and cash equivalents	(1,196,781)	1,401,821

Cash and cash equivalents
Beginning of year	1,763,453	361,632

End of year	$566,672	$1,763,453

Supplemental schedule of noncash investing and financing activities
Issuance of stock grant	$5,414,941	$714,000

Purchase of minority interest with note payable	$1,536,000	$—

Advances for payroll taxes	$2,220,155	$—

See accompanying notes.	5

Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 1 Organization and Significant Accounting Policies

Wellspring Partners Ltd. and Subsidiary (the “Firm”) was incorporated on January 10, 2000 and is engaged in the business of providing consulting related services to assist hospitals and health care organizations with improving their performance. Operations are conducted primarily from a leased facility located in Chicago, Illinois.

On October 5, 2001, the Firm formed Wellspring Valuation Ltd. in exchange for a 75 percent ownership interest. The subsidiary is engaged in the business of providing valuation and financial consulting services throughout the United States. On December, 29, 2006, the Firm acquired the remaining shares owned by employees for $1,536,000, which amount was owed as of December 31, 2006 (paid subsequent to balance sheet date). The excess price paid over book value has been reflected as goodwill after adjustments for related minority interest. On January 2, 2007, the Firm was sold to an unrelated party (See Note 11).

On January 9, 2006, the Firm formed Wellspring Advisors, LLC in exchange for a 65 percent ownership interest. The subsidiary was set up to engage in the business of providing financial restructuring for healthcare organizations under bankruptcy throughout the United States. No business was transacted in the subsidiary during the year. The Firm dissolved the partnership on December 28, 2006 and the Firm recorded a loss of $69 on the investment in 2006.

Revenue Recognition—The Firm performs various performance improvement related services for health care organizations, valuation services and other financial consulting services and recognizes revenue as the services are performed. Commitment fees are deferred and recognized as revenue over the expected period that fees are earned. Any unrecognized commitment fees are presented as unearned revenue on the balance sheet.

Principles of Consolidation—All significant intercompany transactions and balances have been eliminated. The 25 percent ownership of Wellspring Valuation Ltd. not owned by Wellspring Partners Ltd at December 31, 2005 has been removed from income and equity and reflected as minority interest at that date. The minority interest is included with trade payables and other liabilities and in other operating and administrative expenses in the accompanying 2005 financial statements. At December 31, 2006, Wellspring Valuation, Ltd. was a wholly owned subsidiary.

Equipment—Equipment is recorded at cost. The provision for depreciation and amortization has been computed using accelerated methods over an estimated life of five, seven and ten years.

Intangible Assets—See Note 10 to the financial statements.

Estimates—In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 1 Organization and Significant Accounting Policies, Continued

Cash and Cash Equivalents—The Firm considers all highly liquid debt instruments, acquired with a maturity of three months or less, to be cash equivalents.

Accounts Receivable—The Firm grants trade credit to its clients located throughout the United States. Receivables are valued at management’s estimate of the amount that will ultimately be collected. The allowance for doubtful accounts is based on specific identification of uncollectible accounts and the Firm’s historical collection experience.

Income Taxes—The Firm utilizes the asset and liability method of accounting for income taxes whereby it recognizes deferred tax assets and liabilities for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN 48, these will be accounted for as an adjustment to retained earnings.

Accrued Rent—Rental expense is recognized over the term of the lease, inclusive of the portion of the term for which a rental concession has been granted, with the amount of the concession being reflected in trade `payables and other liabilities on the accompanying balance sheets. Such amounts will be amortized over the term of the lease during which the actual payments of rent are made.

Concentration of Credit Risk—The Firm maintains funds in financial institutions that, from time to time, exceed the FDIC insured limit. The Firm has not experienced any losses in such accounts. Management believes that the Firm is not exposed to any significant credit risk on cash and cash equivalents.

Reclassification—Certain 2005 amounts have been reclassified to conform to the 2006 presentation. These reclassifications have not changed the 2005 results.

Stock Based Compensation—On January 1, 2006, the Firm adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), for periods beginning in fiscal 2006. SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Firm’s consolidated income statement.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 1 Organization and Significant Accounting Policies, Continued

Prior to January 1, 2006, the Firm accounted for equity-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Compensation expense is equal to the excess, if any, of the market price of the stock over the exercise price on the grant date of the award. Pro forma information regarding net loss was required by SFAS 123 and was determined as if the Firm had accounted for its employee stock options under the minimum value method (which assumes an expected volatility of zero). Statement 123(R) requires nonpublic companies that used the minimum value method of measuring equity share options for pro forma disclosure purposes under SFAS 123 to adopt its requirements prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date. The Firm continues to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards, the provisions of Opinion 25 and its related interpretive guidance.

As discussed in Note 4, the Firm granted 425 options during the year ended December 31, 2006. These options were cancelled at the time of the subsequent event discussed in Note 12. The related compensation expense for the year ended December 31, 2006 was not material.

Note 2 Stockholders’ Agreement

Pursuant to the terms of the Stockholders’ Agreement, as modified, in the event of a stockholder’s death, the Firm is required to purchase the shares for $10,000 per share.

In the event of a voluntary termination of employment or involuntary transfer (as defined in the agreement), the Firm is required to purchase the shares for $15 per share.

The purchase price may be paid entirely in cash, but not less than 25 percent of the total price. The remaining balance is payable over a period not more than 60 months, and is evidenced by promissory notes bearing interest at 6 percent per annum. The price per share may be redetermined by the Managing Committee, as defined in the agreement. Furthermore, the Firm purchased life insurance policies on each of the stockholders with a cumulative face value aggregating $24,000,000 to assist in the redemption of the aforementioned shares. Life insurance proceeds which are received as the result of the death of a stockholder must be paid to the estate of the stockholder or its successors.

Note 3 Employee Benefit Plans

The Firm established the Wellspring Partners Ltd. Defined Benefit Pension Plan & Trust effective January 18, 2000 for all eligible employees. Employees vest in the Plan over a period of six years.

As of December 31, 2006, the fair value of the plan assets amounted to $5,317,208. Additionally, the Firm has provided a provision for the 2006 benefit cost in the amount of $1,108,000 for financial reporting purposes and $0 for tax reporting purposes.

Defined Benefit Plan’s status as of December 31, 2006 and 2005 and certain other information regarding the Plan for the years then ended is as follows:

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 3 Employee Benefit Plans, Continued

Obligations and Funded Status

	2006	2005
Benefit obligation	$(5,621,523)	$(3,983,313)
Fair value of plan assets	5,317,208	4,946,240

	$(304,315)	$962,927

Prepaid pension cost	$(489,509)	$—
Accrued pension cost	512,770
Additional minimum pension liability	(512,770)

	$(489,509)	$—

Assumptions

	2006	2005
Weighted-average assumptions
Discount rate	7.50%	7.50%
Expected rate on plan assets	7.50	7.50

Benefit cost	$1,107,905	$855,000

Employer contribution	$—	$2,350,504

Plan participant’s contributions	$—	$—

Benefits paid	$—	$—

Plan Assets

The Firm’s pension plan weighted-average asset allocations at December 31, 2006 and 2005 by asset category are as follows:

	2006	2005
Asset category
Equity securities	75.75%	50.38%
Real estate	0.00	0.00
Cash	24.25	49.62

	100.00%	100.00%

Termination of the Plan

The Defined Benefit Plan was frozen on January 2, 2007 in connection with the sale of the Firm (see Note 11). All obligations are expected to be distributed to the plan members in 2007. Upon termination of the Plan, the Firm may be obligated to make an additional contribution which is unknown at December 31, 2006.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 3 Employee Benefit Plans, Continued

Other Plans

Additionally, the Firm established the Wellspring Partners Ltd. Money Purchase Pension Plan & Trust effective January 1, 2001. Contributions payable during 2006 and 2005 amounted to $680,000 and $458,663, respectively. As of December 31, 2006 and 2005, the fair value of the plan assets amounted to $1,559,312 and $944,065, respectively. Pursuant to the Fifth Amendment of the Plan which was adopted January 1, 2003, the employer shall contribute 12.5 percent of each participants annual compensation. The vesting period was also changed to a period of six years. During the year, the Plan also established the guidelines under which the Participant Loan Program will be administered. As of December 31, 2006 and 2005, one loan was outstanding. Pursuant to the Seventh Amendment of the Plan which was adopted April 2, 2004, minimum distribution requirements were established beginning with the 2002 calendar year. Minimum distribution requirements are outlined in Articles Two through Six in the Seventh Amendment of the Plan.

On August 18, 2003, the Firm established the Wellspring Valuation Ltd. 401(k) Profit Sharing Plan (the “Plan”). The Plan is offered to all eligible employees. Employee contributions are generally limited to the IRS annual limitation amounts. The Firm matches the employee contribution 100 percent. The Plan also allows for an additional Firm discretionary contribution. No discretionary contributions were made for 2006 and 2005. The Firm’s matching contributions amounted to $162,114 and $161,629 for 2006 and 2005, respectively.

Note 4 Stock Option Plan

During 2003, the Firm adopted the Wellspring Partners Ltd. 2003 Stock Option Plan to be administered by the Managing Committee. 1,000 shares of voting common stock are to be reserved. The shares are authorized but unissued. Under the Plan, stock options will be granted in whole or in part as an incentive stock option to selected employees who are not an owner of 10 percent or more of the total combined voting power of the Firm and its Subsidiaries (except as noted in the plan document). Each option shall provide for a fixed expiration date of not later than 10 years from the date granted. Should the award expire or be forfeited, the shares shall become available for use once again. The price shall be fixed by the Managing Committee at the time of granting and in no event shall be less than 100 percent of the fair market value on the date granted. All granted options have either vested or the exercise dates have been accelerated due to the change in control of the company (see Note 11). In 2006, 215 shares (options) were exercised. The firm advanced to the shareholders the applicable payroll taxes in conjunction with the exercise of such stock options, which amounts were repaid on January 2, 2007.

The Firm adopted Statement of Financial Accounting Standards No. 123R (FAS-123R), “Share-Based Payment,” which is a revision of FAS-123, “Accounting for Stock-Based Compensation.” For options granted prior to January 1, 2006, no compensation expense was recognized in the Firm’s financial statements because the exercise price of the Firm’s employee stock options was equal to the market price of the Firm’s common stock on the date of grant.

There were 425 stock options granted in 2006, all of which were outstanding. These options were terminated in connection with the sale of the Firm (see Note 11) and were determined to have an insignificant value at December 31, 2006.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 5 Stock Grants

The Firm granted a total of 525 and 72 shares of stock to two and one stockholders in 2006 and 2005, respectively, for achieving performance based goals. The total compensation expense recorded in connection with the stock grants for 2006 and 2005 amounted to $5,414,941 and $714,000, respectively. The 2006 compensation expense was calculated considering the sales price per share (see Note 11). The Firm advanced to the shareholders the applicable payroll taxes in conjunction with the granting of the stock, which amounts were repaid on January 2, 2007.

Note 6 Financing Arrangement

The Northern Trust Company (the “Bank”), issued an irrevocable standby letter of credit, dated November 1, 2005 in the amount of $120,000, in connection with the Firm’s lease (see Note 9). Additionally, the Bank has agreed to loan the Firm up to $1,000,000 as evidenced by a note. This note was closed on January 2, 2007. As of December 31, 2006, no loans had been advanced against this agreement.

Note 7 Income Taxes

The reconciliation of income taxes at statutory rates as of December 31, 2006, is as follows:

Income tax (benefit) at statutory rate (including state benefit)	$(2,827,500)
Income tax effect of various permanent differences	91,900
Other	(98,900)
Change in valuation allowance on deferred tax assets	2,752,000

$(82,500)

The provision (benefit) for income taxes for the years ended December 31, 2006 and 2005, is as follows:

	2006	2005
Current (benefit) provision	$—	$(65,100)
Deferred obligation (benefit)	(2,834,500)	91,000
Valuation allowance	2,752,000

	$(82,500)	$25,900

The deferred tax asset (liability) of $2,754,500 and $(104,000), as of December 31, 2006 and 2005, primarily results from (a) unearned revenue for the current year, (b) net operating loss carryforward and (c) retirement plan obligations provided for financial reporting purposes as compared to tax reporting purposes.

Based on the sale of the Firm (see Note 11) in 2007, management is unsure whether the deferred tax asset will be fully realized. Accordingly, the Firm provided for a full valuation allowance against its net deferred tax assets at December 31, 2006.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 8 Commitment

Each of the employee/stockholders have entered into three-year employment agreements which provide for severance payments in the event of termination with or without cause (as further defined in the agreements). The agreements automatically renew for a specified period (as defined). A stockholder terminating without cause (as defined) would receive severance based upon three times their annual compensation, payable over three years. A stockholder who is terminated with cause (as defined) would receive severance based upon one time their annual salary, payable over 12 months. The employment agreements were terminated in connection with the sale (see Note 11).

Note 9 Future Minimum Lease Payments

The Firm entered into a lease effective November 2001 providing for annual minimum rents. The operating lease was amended on August 16, 2002 to expand the premises to 14,036 square feet, expiring October 31, 2011, and also provided for rent abatement for a portion of the space. The benefit of the rent abatement has been recorded as accrued rent and will be amortized over the life of the lease. The operating lease was amended on May 31, 2006 to expand the premises to 18,925 square feet beginning on January 1, 2007. The expansion space term will expire on September 30, 2008.

In addition to the future minimum lease payments below, the Firm pays 2.6679 percent of operating costs of the building, payable monthly. The lease is secured by an irrevocable letter of credit in the amount of $120,000. As of December 31, 2006, the letter of credit was not reduced.

Future minimum lease payments required are as follows:

2007	$435,071
2008	423,263
2009	360,426
2010	371,239
2011	317,144

$1,907,143

Rent expense for 2006 and 2005 amounted to $571,547 and $720,825, respectively.

The lease also provides for a cancellation option (as defined in the agreement) effective September 30, 2008, which would require the Firm to pay a termination fee of approximately $477,000.

Note 10 Asset Purchase

On June 24, 2003 the Firm purchased the assets of Healthcare Valuation Services, LLC (“HVS”) for $287,800. The assets purchased were fixed assets comprised of computer equipment and software, as well as intangible assets comprised of a client listing, which is being amortized over a 10-year period. The assets were purchased at their fair market value (“FMV”). Amortization expense at December 31, 2006 and 2005 amounted to $24,487.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

Note 11 Subsequent Event

On January 2, 2007, the Firm’s stockholders sold their interest in the Firm to Huron Consulting Group, Inc. for the price of $65,000,000. The stockholders have the ability to earn additional proceeds based on the performance of the company through December 31, 2011 based on the conditions set forth in the sales contract.

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